Exhibit 10.7

CONTRIBUTION and EXCHANGE AGREEMENT

CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”), dated as of [______], 2015, by and between Sidoti & Company, Inc., a Delaware corporation (the “Corporation”), and the holders of LLC Units (as defined herein) of SHC (as defined herein) party hereto (the “LLC Unitholders”).

WHEREAS, immediately before and separate from the Contribution and Exchange (as defined below), the LLC Unitholders will receive in cash a dollar amount equal to [ ]% of the value of their capital accounts (the “Pre-Exchange Distribution”). The amount of this return of capital will be calculated based on SHC’s cash balance immediately prior to the Pre-Exchange Distribution, and as to ensure that SHC continues to maintain a positive cash balance after the Pre-Exchange Distribution;

WHEREAS, the LLC Unitholders desire to contribute to the Corporation the LLC Units held by them in exchange for unregistered shares of Common Stock (as defined herein), pursuant to the terms and subject to the conditions set forth herein (the “Contribution and Exchange”);

WHEREAS, the parties hereto intend for the Contribution and Exchange to qualify as a tax-free transfer of property to a corporation under Section 351(a) of the Code.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

section 1.1 Definitions

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.001 per share, of the Corporation.

“Fair Value” shall mean the product of the applicable number of Exchange Shares (as defined below) and $[IPO PRICE].

“LLC Unit” means (i) a Capital Member Interest (as such term is defined in the SHC Operating Agreement) of SHC or (ii) an Employee Member Interest (as such term is defined in the SHC Operating Agreement) of SHC.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“SHC” means Sidoti Holding Company, LLC, a Delaware limited liability company.

“SHC Operating Agreement” means the Third Amended and Restated Operating Agreement of SHC, dated as of January 1, 2002.

ARTICLE II

section 2.1 Contribution and Exchange of LLC Units for Shares of Common Stock.

(a)      The LLC Unitholders hereby contribute to the Corporation all of the LLC Unitholders’ right, title and interest in and to the number of LLC Units listed next to their respective names on Schedule 1 hereto (the “Property”). In consideration for the contribution of the Property, the Corporation shall issue to the LLC Unitholders the number of unregistered shares of Common Stock (collectively, the “Exchange Shares”) in the amounts listed next to their respective names on Schedule 1 hereto, which shall reflect the following:

(i)	First, each Capital Member (as such term is defined in the SHC Operating Agreement) and each Employee Member (as such term is defined in the SHC Operating Agreement) shall receive an amount of Exchange Shares with a Fair Value equivalent to the balance of such Member’s capital account immediately following the Pre-Exchange Distribution; then

(ii)	Each Capital Member shall receive an amount of Exchange Shares with a Fair Value equivalent to such Capital Member’s Capital Percentage (as such term is defined in the SHC Operating Agreement) multiplied by $5,000,000; then

(iii)	Each Employee Member shall receive an amount of Exchange Shares with a Fair Value equivalent to such Employee Member’s Liquidation Preference (as defined in the SHC Operating Agreement); and then

(iv)	Each Capital Member and each Employee Member shall receive an amount of Exchange Shares equal to such LLC Unitholder’s Participating Percentage (as such term is defined in the SHC Operating Agreement) multiplied by a number of Exchange Shares equal to 3,618,333 minus the number of Exchange Shares distributed pursuant to clauses (i)-(iii) above.

Notwithstanding anything herein to the contrary, the Corporation and each of the LLC Unitholders hereby agree that the Contribution and Exchange shall take place contemporaneously with the execution of the underwriting agreement by and between the Corporation and W.R. Hambrecht + Co., LLC dated as of the pricing date of the Corporation’s initial public offering.

(b)       The Corporation shall deliver or cause to be delivered at the principal executive offices of the Corporation, the Exchange Shares, registered in the names of the LLC Unitholders.

(c)       The Exchange Shares will be issued to the LLC Unitholders in reliance upon a specific exemption from the registration requirements of the Securities Act. Each LLC Unitholder acknowledges that, until such time as a registration statement under the Securities Act covering the resale of the Exchange Shares has been declared effective by the SEC or the Exchange Shares may be sold pursuant to an exemption from registration under the Securities Act without any restriction as to the number of Exchange Shares as of a particular date that can

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then be immediately sold, the Exchange Shares will bear a restrictive legend in substantially the following form:

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

(d)       The Corporation and each LLC Unitholder shall bear their own expenses in connection with the consummation of the Contribution and Exchange, whether or not the Contribution and Exchange is ultimately consummated.

(e)       Each LLC Unitholder shall complete the information requested in Annex A in connection with the execution of this Agreement and the Contribution and Exchange.

ARTICLE IIII

section 3.1 Representations and Warranties of the Corporation. The Corporation represents and warrants to the LLC Unitholders that (i) it is a corporation duly incorporated and is existing in good standing under the laws of the State of Delaware, (ii) it has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Exchange Shares, (iii) the execution and delivery of this Agreement by the Corporation and the consummation by it of the transactions contemplated hereby (including without limitation, the issuance of the Exchange Shares) have been duly authorized by all necessary corporate action on the part of the Corporation, (iv) this Agreement constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, (v) the Exchange Shares will, upon issuance, be validly issued, fully paid and non-assessable, and (vi) the execution, delivery and performance of this Agreement by the Corporation and the consummation by the Corporation of the transactions contemplated hereby will not (A) result in a violation of the Amended and Restated Certificate of Incorporation of the Corporation or the Bylaws of the Corporation or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Corporation is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Corporation or by which any property or asset of the Corporation is bound or affected, except

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with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not reasonably be expected to have a material adverse effect on the Corporation or its business, financial condition or results of operations.

section 3.2 Representations and Warranties of the LLC Unitholders.

(a)       Each LLC Unitholder, severally and not jointly, represents and warrants to the Corporation that (i) if it is not a natural person, that it is duly organized and, to the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such LLC Unitholder, (iv) this Agreement constitutes a legal, valid and binding obligation of such LLC Unitholder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, (v) the LLC Units subject to the Contribution and Exchange are being transferred to the Corporation free and clear of any pledge, lien, security interest, encumbrance, equities or claim, (vi) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over such LLC Unitholder or the LLC Units subject to the Contribution and Exchange is required to be obtained by such LLC Unitholder for the transfer to the Corporation of such LLC Units subject to the Contribution and Exchange, (vii) the execution, delivery and performance of this Agreement by such LLC Unitholder and the consummation by such LLC Unitholder of the transactions contemplated hereby will not (A) if it is not a natural person, result in a violation of the Certificate of Incorporation and Bylaws or other organizational documents of such LLC Unitholder or (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such LLC Unitholder is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable such LLC Unitholder, except with respect to clauses (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations, that would not in any material respect result in the unenforceability against such LLC Unitholder of this Agreement, (viii) it is either (A) an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act or (B) is knowledgeable, sophisticated and experienced in financial and business matters and in making, and is qualified to make, decisions with respect to acquisitions of or investments in unregistered, non-listed securities issued by the Corporation and comparable entities similar to the Exchange Shares in transactions similar to the Contribution and Exchange, has the ability to bear the economic risks of participation in the Contribution and Exchange, has reviewed carefully this Agreement and any other documentation relating to the Contribution and Exchange and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to participate in the Contribution and Exchange, and (ix) it understands that the Exchange Shares are being issued to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Corporation is relying upon the truth and accuracy of, and such LLC Unitholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such LLC Unitholder set forth herein in order to determine the availability of such exemptions and the eligibility of such LLC Unitholder to acquire the Exchange Shares.

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(b)       Each LLC Unitholder has elected to enter into this Agreement and to consummate the Contribution and Exchange based on its independent analysis of the merits and risks of the Contribution and Exchange and the LLC Unitholder’s own financial circumstances. Each LLC Unitholder has had full opportunity to seek advice of counsel and any other appropriate advice with respect to the Contribution and Exchange and has neither relied upon the Corporation in negotiating the terms of the Contribution and Exchange nor received or relied on any communication, investment advice, or recommendation of the Corporation. Each LLC Unitholder further acknowledges that none of the Corporation or any other person on its behalf has made any representation or warranty, express or implied, in connection with the Contribution and Exchange as to the enterprise value or prospects of the Corporation, including as to future performance or any potential income, and each LLC Unitholder has not relied on any such representation or warranty in its decision to enter into this Agreement.

(c)       Each LLC Unitholder acknowledges that it has not relied and will not rely upon the Corporation or any of its agents, including the Corporation’s legal counsel, with respect to any tax consequences related to the ownership, purchase, or disposition of the LLC Units or the transactions contemplated hereby. Each LLC Unitholder assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections that may or must be filed in connection with the exchange of the LLC Units by each LLC Unitholder hereunder.

ARTICLE IV

section 4.1 Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 4.1):

(a)	If to the Corporation, to:

Sidoti & Company, Inc.
122 East 42nd Street

4th Floor

New York, NY 10168
Attention: Chief Executive Officer
Fax: (212) 297-9166
Electronic Mail: psidoti@sidoti.com

With a copy to:

Anna T. Pinedo, Esq.

Morrison & Foerster LLP

250 West 55th Street

New York, NY 10019

Fax: (212) 468-7900

Electronic Mail: apinedo@mofo.com

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(b)       If to any LLC Unitholder, to the address and other contact information set forth in the records of SHC from time to time.

section 4.2 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

section 4.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

section 4.4 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

section 4.5 Amendment. The provisions of this Agreement may be amended only by the affirmative vote or written consent of each of (i) the Corporation and (ii) LLC Unitholders holding at least two thirds of the then outstanding LLC Units (excluding LLC Units held by the Corporation); provided that except as otherwise provided herein, no amendment may materially and adversely affect the rights of an LLC Unitholder, as such, other than on a pro rata basis with other LLC Unitholders without the consent of such LLC Unitholder (or, if there is more than one such LLC Unitholder that is so affected, without the consent of a majority of such affected LLC Unitholder in accordance with their holdings of LLC Units).

section 4.6 Waiver. No failure by any party hereto to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

section 4.7 Submission to Jurisdiction; Waiver of Jury Trial.

(a)       Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties hereto to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

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(b)       Notwithstanding the provisions of Section 4.7(a) hereof, the parties hereto may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party hereto to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this Section 4.7(b), each party hereto (i) expressly consents to the application of Section 4.7(c) hereof to any such action or proceeding and (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate.

(c)       (i)       EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 4.7, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties hereto acknowledge that the fora designated by this Section 4.7(c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii)       The parties hereto hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 4.7 and the parties hereto agree not to plead or claim the same.

section 4.8 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” format data file) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” format data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 4.8.

section 4.9 Tax Treatment. The parties hereto intend that the Contribution and Exchange contemplated by this Agreement will be treated for federal income tax purposes as transfers pursuant to Section 351 of the Code and any corresponding provisions of applicable state income or franchise tax statutes, with the consequences described in Revenue Ruling 84-111, Situation 3. No party hereto shall take any position inconsistent with such treatment.

section 4.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

section 4.11 Independent Nature of LLC Unitholders’ Rights and Obligations. The obligations of each LLC Unitholder hereunder are several and not joint with the obligations of any other LLC Unitholder, and no LLC Unitholder shall be responsible in any way for the

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performance of the obligations of any other LLC Unitholder under hereunder. The decision of each LLC Unitholder to enter into to this Agreement has been made by such LLC Unitholder independently of any other LLC Unitholder. Nothing contained herein, and no action taken by any LLC Unitholder pursuant hereto, shall be deemed to constitute the LLC Unitholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the LLC Unitholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and the Corporation acknowledges that the LLC Unitholders are not acting in concert or as a group, and the Corporation will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

section 4.12 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

SIDOTI & COMPANY, INC.

By:
Name:
Title:

LLC UNITHOLDERS

Peter T. Sidoti

Ann Sidoti

Sidoti Family Trust dated March 1, 1999

By:
James Sidoti, Trustee

Marie Conway

Lalishwar Ramgopal

David Gold

[Signature Page to Contribution and Exchange Agreement]

schedule 1

Name of LLC Unitholder	Number of LLC Units Subject to the Contribution and Exchange	Number of Exchange Shares
Peter T. Sidoti

Ann Sidoti

Sidoti Family Trust dated March 1, 1999

Marie Conway

Lalishwar Ramgopal

David Gold

ANNEX A

Please e-mail or fax this form to the attention of: [Name], [Morrison & Foerster],
Email: [                      ] Fax: [                      ]

1.	Holder’s Full Name:

2.	Please check whether the Holder is U.S. Domestic or Foreign:
U.S. Domestic:	Foreign:

3.	Please check one box below that best describes the Holder:

Individual ____	Trust _____	Corp _____	Partnership / Multi-Mmbr LLC ____
Single Member LLC ____	Joint Tenants _____	Tenants Entirety ____	Tenants in Common _____
Common Property ____	FBO / FAO ____	IRA / KEOGH _____	Custody For Minor _____

4.	US Tax ID No., if applicable (Social Security No., EIN No. or US issued Foreign Tax ID No.)	-	-

5.	Address of Record (Official address to be used for Transfer Agent’s records)

Street 1
Street 2 / Care of / Business Name
City
State / Province:
ZIP / Mail-code
Country

6.	Contact Information

Contact Person:	Name:
Tel:
Fax:
Email:
Mailing Address (if different from Address of Record above )	Street 1:
Street 2:
City:
State / Province:
ZIP / Country: